                     DAIMLER-BENZ VEHICLE OWNER TRUST 1998-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.
                         COLLECTION PERIOD: AUGUST 2001


DISTRIBUTION DATE:
------------------
                     09/20/01


STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE SALE AND SERVICING AGREEMENT                                                          Per $1,000 of Original
                                                                                                             Class A/Class B
                                                                                                                 Amounts
                                                                                                         ----------------------
      (i)      Principal Distribution
               ----------------------
                     Class A-1                                                               $0.00             $0.000000
                     Class A-2                                                               $0.00             $0.000000
                     Class A-3                                                       $8,470,773.63             $19.251758
                     Class A-4                                                      $18,895,945.18             $78.147002
                     Class B Amount                                                          $0.00             $0.000000

     (ii)      Interest Distribution
               ---------------------
                     Class A-1                                                               $0.00             $0.000000
                     Class A-2                                                               $0.00             $0.000000
                     Class A-3                                                          $36,424.33             $0.082783
                     Class A-4                                                       $1,051,830.00             $4.350000
                     Class B Amount                                                    $382,415.48             $4.683333

    (iii)      Monthly Servicing Fee                                                   $276,604.44
               ---------------------
                     Monthly Supplemental Servicing Fee                                      $0.00

     (iv)      Class A-1 Principal Balance (end of Collection Period)                        $0.00
               Class A-1 Pool Factor (end of Collection Period)                          0.000000%
               Class A-2 Principal Balance (end of Collection Period)                        $0.00
               Class A-2 Pool Factor (end of Collection Period)                          0.000000%
               Class A-3 Principal Balance (end of Collection Period)                        $0.00
               Class A-3 Pool Factor (end of Collection Period)                         0.0000000%
               Class A-4 Principal Balance (end of Collection Period)              $222,904,054.82
               Class A-4 Pool Factor (end of Collection Period)                         92.185300%
               Class B Principal Balance (end of Collection Period)                 $81,654,551.40
               Class B Pool Factor (end of Collection Period)                          100.000000%

      (v)      Pool Balance (end of Collection Period)                             $304,558,606.22

     (vi)      Interest Carryover Shortfall
               ----------------------------
                     Class A-1                                                               $0.00             $0.000000
                     Class A-2                                                               $0.00             $0.000000
                     Class A-3                                                               $0.00             $0.000000
                     Class A-4                                                               $0.00             $0.000000
                     Class B                                                                 $0.00             $0.000000
               Principal Carryover Shortfall
               -----------------------------
                     Class A-1                                                               $0.00             $0.000000
                     Class A-2                                                               $0.00             $0.000000
                     Class A-3                                                               $0.00             $0.000000
                     Class A-4                                                               $0.00             $0.000000
                     Class B                                                                 $0.00             $0.000000

    (vii)      Balance of the Reserve Fund Property (end of Collection Period)
                     Class A Amount                                                 $26,606,604.04
                     Class B Amount                                                          $0.00

   (viii)      Aggregate Purchase Amount of Receivables repurchased by the Seller
                                      or the Servicer                               $33,665,464.12
